Exhibit 99.1
United Fire Group, Inc. announces its second quarter 2026 earnings call
CEDAR RAPIDS, IOWA, July 17, 2026 — United Fire Group, Inc. (Nasdaq: UFCS) (UFG) announced today that its second quarter 2026 earnings results will be released after the market closes on Monday, August 3, 2026. An earnings call will be held on Tuesday, August 4, 2026 at 9 a.m. CT to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the company's second quarter 2026 results.

Teleconference: Dial-in information for the call is toll-free 1-844-492-3723 (international 1-412-542-4184). Participants should request to join the United Fire Group call. The event will be archived and available for digital replay through August 11, 2026. The replay access information is toll-free 1-855-669-9658 (international 1-412-317-0088); access code no. 2119197.

Webcast: A webcast of the teleconference can be accessed at https://ir.ufginsurance.com/events-and-presentations/ or https://event.choruscall.com/mediaframe/webcast.html?webcastid=sEg6VEdp. The archived audio webcast will be available for one year.

Transcript: A transcript of the teleconference will be available on the company's website soon after the completion of the teleconference.
About UFG:
Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance. The company is licensed as a property and casualty insurer in 50 states and the District of Columbia, and is represented by approximately 850 independent agencies. A.M. Best Company assigns a rating of "A-" (Excellent) for members of the United Fire & Casualty Group. For more information about UFG, visit www.ufginsurance.com.
Contact:

Investor relations
Email: ir@unitedfiregroup.com

Media inquiries
Email: news@unitedfiregroup.com